Calculation of Filing Fee Tables
S-3
INNOVATIVE INDUSTRIAL PROPERTIES INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share common stock, par value $0.001 per share ("Common Stock"), and shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share ("Series A Preferred Stock")	457(r)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 72,314.14
			Net Fee Due:						$ 4,235.86
Offering Note
[1]	1 This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement No. 333-285148. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. 2 Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $72,314.14 of the registration fee previously paid in connection with the 2024 ATM Prospectus (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this registration statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	INNOVATIVE INDUSTRIAL PROPERTIES INC	S-3	333-262320	01/24/2022		$ 72,314.14	Equity	Common Stock, par value $0.001 per share		$ 489,933,175.00
Fee Offset Sources		Innovative Industrial Properties, Inc.	S-3	333-262320		05/24/2024						$ 21,129.12
Fee Offset Sources		INNOVATIVE INDUSTRIAL PROPERTIES INC	S-3	333-262320		01/23/2023						$ 32,195.77
Fee Offset Sources		INNOVATIVE INDUSTRIAL PROPERTIES INC	S-3	333-235731		11/06/2020						$ 20,475.11
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On January 24, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-262320) (the "Prior Registration Statement"). On May 24, 2024, the registrant filed a prospectus supplement pursuant to the Prior Registration Statement in connection with its 2024 "at-the-market" offering program (the "2024 ATM Prospectus"). The registrant paid a filing fee in the amount of $73,800 ("Prior Filing Fee") to register shares of its common stock and Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), with a maximum aggregate offering price of $500,000,000. The Registrant offset $ 52,670.88 of the Prior Filing Fee in connection with the 2024 ATM Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Prior Registration Statement, which was initially filed with the Securities and Exchange Commission on January 23, 2023. As of the termination of the offering made pursuant to the 2024 ATM Prospectus, which occurred on January 24, 2025, when the Prior Registration Statement expired, $489,933,175 of shares of the registrant's common stock and Series A Preferred Stock remained unsold. Pursuant to Rule 457(p) under the Securities Act, filing fees in the amount of $72,314 relating to the unsold securities are being carried forward.